Exhibit 3.3
CERTIFICATE OF ELIMINATION
OF THE
SERIES B CONVERTIBLE CUMULATIVE PREFERRED STOCK, SERIES C
CONVERTIBLE CUMULATIVE PREFERRED STOCK, SERIES D CONVERTIBLE
PREFERRED STOCK AND SERIES E CONVERTIBLE PREFERRED STOCK
OF
IRVINE SENSORS CORPORATION
(Pursuant to Section 151(g) of the
Delaware General Corporation Law)
     Irvine Sensors Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Corporation (the “Board”) duly adopted the following resolutions by unanimous written consent pursuant to the authority granted by Section 151(g) of the Delaware General Corporation Law, and in accordance with the provisions of the Corporation’s Certificate of Incorporation and Amended and Restated Bylaws, each as amended through the date hereof:
     WHEREAS, none of the authorized shares of the Corporation’s Series B Convertible Cumulative Preferred Stock, $0.01 par value (the “Series B Preferred Stock”), previously designated and issued pursuant to that certain Certificate of Designations, Preferences and Rights of Series B Preferred Stock of the Corporation as filed with the office of the Secretary of State of the State of Delaware on November 15, 1989 (the “Series B Certificate of Designation”), remain outstanding as of the date hereof.
     WHEREAS, none of the authorized shares of the Corporation’s Series C Convertible Cumulative Preferred Stock, $0.01 par value (the “Series C Preferred Stock”), previously designated and issued pursuant to that certain Certificate of Designations, Preferences and Rights of Series C Preferred Stock of the Corporation as filed with the office of the Secretary of State of the State of Delaware on August 7, 1990 (the “Series C Certificate of Designation”), remain outstanding as of the date hereof.
     WHEREAS, none of the authorized shares of the Corporation’s Series D Convertible Preferred Stock, $0.01 par value (the “Series D Preferred Stock”), previously designated and issued pursuant to that certain Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Corporation as filed with the office of the Secretary of State of the State of Delaware on June 28, 1996 and that certain Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the

Corporation as filed in the office of the Secretary of State of the State of Delaware on December 23, 1997 (collectively, the “Series D Certificates of Designation”), remain outstanding as of the date hereof.
     WHEREAS, none of the authorized shares of the Corporation’s Series E Convertible Preferred Stock, $0.01 par value (the “Series E Preferred Stock”), previously designated and issued pursuant to that certain Certificate of Designations, Preferences and Rights of Series E Preferred Stock of the Corporation as filed with the office of the Secretary of State of the State of Delaware on December 23, 2002 (the “Series E Certificate of Designation”), remain outstanding as of the date hereof.
     WHEREAS, none of the authorized shares of the Corporation’s Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock will be issued subject to the Series B Certificate of Designation, Series C Certificate of Designation, Series D Certificates of Designation and Series E Certificate of Designation, as applicable, after the date hereof.
     WHEREAS, it is advisable to eliminate the Corporation’s previously designated Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and to eliminate from the Corporation’s Certificate of Incorporation, as heretofore amended, all matters set forth in the Series B Certificate of Designation, Series C Certificate of Designation, Series D Certificates of Designation and Series E Certificate of Designation.
     NOW, THEREFORE, BE IT RESOLVED, that all matters set forth in the Series B Certificate of Designation, Series C Certificate of Designation, Series D Certificates of Designation and Series E Certificate of Designation be eliminated from the Corporation’s Certificate of Incorporation, as heretofore amended.
     RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to execute a Certificate of Elimination with respect to the Corporation’s Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and the Series B Certificate of Designation, Series C Certificate of Designation, Series D Certificates of Designation and Series E Certificate of Designation in such form as the officer executing the same shall determine to be necessary, advisable or appropriate, such determination to be conclusively established by the execution thereof, and to file the executed Certificate of Elimination with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Series B Certificate of Designation, Series C Certificate of Designation, Series D Certificates of Designation and Series E Certificate of Designation shall be eliminated from the Corporation’s Certificate of Incorporation, as heretofore amended.

     SECOND: That none of the authorized shares of the Corporation’s Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock is outstanding and none will be issued subject to the Series B Certificate of Designation, Series C Certificate of Designation, Series D Certificates of Designation and Series E Certificate of Designation, as applicable, after the date hereof.
     THIRD: That, in accordance with the provisions of Section 151(g) of the Delaware General Corporation Law, upon the filing of this Certificate of Elimination with the office of the Secretary of State of the State of Delaware, all matters set forth in the Series B Certificate of Designation, Series C Certificate of Designation, Series D Certificates of Designation and Series E Certificate of Designation be, and hereby are, eliminated from the Corporation’s Certificate of Incorporation, as heretofore amended.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be executed by its duly authorized officer on this 14 day of April, 2008.

IRVINE SENSORS CORPORATION,
a Delaware Corporation

By: Name: Title:	/s/ JOHN C. CARSON John C. Carson President and Chief Executive Officer

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